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                                                                    Exhibit 10.2

                             FIRST AMENDMENT TO THE
                           LAIDLAW INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                   2003 EQUITY AND PERFORMANCE INCENTIVE PLAN

               Laidlaw International, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), has previously adopted the Laidlaw International, Inc. Amended and Restated 2003 Equity and Performance Incentive Plan (the "Plan"). Section 19(a) of the Plan allows the Human Resources and Compensation Committee of the Board of Directors of the Corporation (the "Committee") to amend the Plan in certain respects at any time or from time to time.

               In order to amend the Plan in certain respects, this Amendment to the Plan has been adopted by a resolution of the Committee on October 3, 2006, effective as set forth below. This Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

               1. Effective as of October 5, 2006, Section 2 of the Plan is hereby amended to incorporate a new definition "Equity Restructuring" alphabetically in such Section as follows:

          "Equity Restructuring" means a non-reciprocal transaction between the Corporation and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the Common Shares (or other securities of the Corporation) or the share price and causes a change in the per share value of the Common Shares underlying outstanding Appreciation Rights, Option Rights, Deferred Shares, Performance Shares or Performance Units.

               2. Effective as of October 5, 2006, Section 11 of the Plan is hereby amended to read in its entirety as follows:

          "11. Adjustments.

               (a) In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Shares (other than an Equity Restructuring) occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Shares which may be delivered under the Plan, the purchase price per share and the number of Common Shares covered by each Appreciation Right and Option Right, which has not yet been exercised, and the number of Common Shares subject to each Deferred Share, Performance Share or Performance Unit outstanding and the numerical limits of Section 3(a), (b),
     (d), (e), and (f) and in the number of Option Rights to be granted automatically pursuant to Section 9.

               (b) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 11(a):

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                    (i) The number and type of securities subject to each
               outstanding Appreciation Right, Option Right, Deferred Share, Performance Share and Performance Unit and the exercise price or grant price thereof, if applicable, will be proportionately adjusted so that the fair value of each such Appreciation Right, Option Right, Deferred Share, Performance Share or Performance Unit and the proportionate interest represented thereby immediately after the Equity Restructuring will equal the fair value of such Appreciation Right, Option Right Deferred Share, Performance Share or Performance Unit and the proportionate interest represented thereby immediately prior to such Equity Restructuring. The adjustments provided under this Section 11(b)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

                    (ii) The Committee shall make such proportionate
               adjustments, if any, as it in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3(a), (b), (d), (e) and (f) and in the number of Option Rights to be granted automatically pursuant to
               Section 9 of this Plan).

               (c) All adjustments under this Section 11 shall be made in a manner that does not cause a modification to any Appreciation Rights, Option Rights, Deferred Shares, Performance Shares or Performance Units outstanding on the date of such adjustment within the meaning of Section 409A of the Code and the regulations of published guidance thereunder."

               3. Effective as of October 5, 2006, Section 12 of the Plan is hereby amended by adding the following subsection (e) thereto:

               "(e) with respect to Participants who are employees of a Subsidiary, the consummation of a sale of substantially all of the assets or the majority of the voting stock of such employing Subsidiary to an unrelated third party; provided, that any such sale shall constitute a "Change in Control" only with respect to Participants who are employees of the Subsidiary involved in such sale and no other employees of the Corporation or of any other Subsidiary, unless such sale either alone or in connection with any other sale shall constitute a Business Combination under Section 12(c), in which case the provisions of Section 12(c) shall govern."

                                 * * * * * * * *

Executed on October 4, 2006

                                        LAIDLAW INTERNATIONAL, INC.


                                        By:
                                             -----------------------------------
                                            Beth Byster Corvino
                                            Executive Vice President, General
                                            Counsel and Secretary


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